UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Drive Maryland Heights, Missouri (Address of principal executive offices)	63043 (Zip Code)

(314) 770-7000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 29, 2014, SunEdison, Inc. (the "Company") issued a press release announcing that its yieldco subsidiary, TerraForm Power, Inc. (“TerraForm Power”), has publicly filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) relating to a proposed initial public offering of Class A common stock. TerraForm Power is an indirect subsidiary of SunEdison and will own and operate contracted clean power generation assets acquired from SunEdison and unaffiliated third parties. The number of shares to be offered and the price range for the offering have not yet been determined.
The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.
The securities of TerraForm Power, Inc. may not be sold nor may offers to buy such securities be accepted before the time the registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	May 29, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary